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                                   $75,000,000


                                CREDIT AGREEMENT


                                   dated as of


                                February 7, 1997


                                      among


                               KOMAG, INCORPORATED

                                   as Borrower


               THE INSTITUTIONAL LENDERS WHICH ARE PARTIES HERETO

                                   as Lenders


                                       and


                     THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                              SAN FRANCISCO AGENCY

                              as Agent for Lenders


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I

DEFINITIONS.................................................................  1
         Section 1.1       Definitions......................................  1
         Section 1.2       Accounting Terms and Determinations..............  7
         Section 1.3       Computation of Time Periods......................  7
         Section 1.4       Construction.....................................  7
         Section 1.5       Exhibits and Schedules...........................  8
         Section 1.6       No Presumption Against Any Party.................  8
         Section 1.7       Independence of Provisions.......................  8

ARTICLE II

THE CREDITS.................................................................  8
         Section 2.1       Borrowing........................................  8
         Section 2.2       Maturity of Loans................................  9
         Section 2.3       Notes............................................  9
         Section 2.4       Interest Rates...................................  9
         Section 2.5       Fees.............................................  9
         Section 2.6       Optional Prepayments.............................  9
         Section 2.7       General Provisions as to Payments................ 10
         Section 2.8       Funding Losses................................... 10
         Section 2.9       Computation of Interest and Fees................. 10
         Section 2.10      Maximum Interest Rate............................ 10
         Section 2.11      Reduced Return................................... 11
         Section 2.12      Requirements of Law.............................. 11
         Section 2.13      Lender Withholding Certificates.................. 12

ARTICLE III

CONDITIONS PRECEDENT........................................................ 13
         Section 3.1       Effectiveness.................................... 13
         Section 3.2       Borrowing........................................ 13

ARTICLE IV

REPRESENTATIONS AND WARRANTIES.............................................. 14
         Section 4.1       Organization..................................... 14
         Section 4.2       Authorization.................................... 14
         Section 4.3       Governmental Consents............................ 15

         Section 4.4       Validity......................................... 15
         Section 4.5       Financial Condition.............................. 15
         Section 4.6       Litigation....................................... 15
         Section 4.7       ERISA Plans...................................... 15
         Section 4.8       Disclosure....................................... 15
         Section 4.9       Margin Stock..................................... 16
         Section 4.10      Environmental Matters............................ 16
         Section 4.11      Not an Investment Company........................ 17
         Section 4.12      Margin Regulations............................... 17
         Section 4.13      Events of Default................................ 17
         Section 4.14      Employee Matters................................. 17

ARTICLE V

COVENANTS................................................................... 17
         Section 5.1       Information...................................... 17
         Section 5.2       Financial Condition.............................. 19
         Section 5.3       Corporate Existence, Etc......................... 19
         Section 5.4       Payment of Taxes and Claims...................... 19
         Section 5.5       Maintenance of Properties; Insurance............. 20
         Section 5.6       Inspection....................................... 20
         Section 5.7       Compliance with Laws, Etc........................ 20
         Section 5.8       Liens, Etc....................................... 20
         Section 5.9       Dividends, Etc................................... 21
         Section 5.10      Consolidation, Merger, or Acquisition............ 21
         Section 5.11      Loans, Investments, and Secondary Liabilities.... 21
         Section 5.12      Asset Sales...................................... 22

ARTICLE VI

DEFAULTS.................................................................... 23
         Section 6.1       Defaults......................................... 23
         Section 6.2       Notice of Default................................ 26

ARTICLE VII

AGENT AND LENDERS........................................................... 26
         Section 7.1       Appointment and Authorization.................... 26
         Section 7.2       Agent and Affiliates............................. 26
         Section 7.3       Action by Agent.................................. 26
         Section 7.4       Consultation with Experts........................ 27
         Section 7.5       Liability of Agent............................... 27
         Section 7.6       Indemnification.................................. 27
         Section 7.7       Credit Decision.................................. 27

                                      ii.

         Section 7.8       Successor Agent.................................. 27
         Section 7.9       Collateral....................................... 28
         Section 7.10      Agent/Borrower Relationship...................... 28

ARTICLE VIII

MISCELLANEOUS............................................................... 28
         Section 8.1       Notices.......................................... 28
         Section 8.2       No Waivers; Rights and Remedies Cumulative....... 29
         Section 8.3       Expenses and Indemnity........................... 29
         Section 8.4       Offset; Sharing of Recoveries.................... 30
         Section 8.5       Amendments and Waivers........................... 31
         Section 8.6       Successors and Assigns; Participations........... 32
         Section 8.7       Obligations of Lenders are Several............... 34
         Section 8.8       Governing Law; Jurisdiction and Venue............ 34
         Section 8.9       Counterparts; Facsimile Signatures.  ............ 35
         Section 8.10      Confidentiality.................................. 35
         Section 8.11      Entire Agreement................................. 35


                                    SCHEDULES

Schedule 1        Schedule of Subsidiaries
Schedule 2        Schedule of Permitted Liens


                                    EXHIBITS

Exhibit A                  Assignment and Acceptance Agreement
Exhibit B                  Compliance Certificate
Exhibit C                  Note
Exhibit D                  Non-Disclosure Agreement


                                      iii.

                                CREDIT AGREEMENT


                  This CREDIT AGREEMENT, dated as of February 7, 1997, is among KOMAG, INCORPORATED, a Delaware corporation, as Borrower, the institutional lenders which are parties hereto, as Lenders, and THE INDUSTRIAL BANK OF JAPAN, LIMITED, SAN FRANCISCO AGENCY, as Agent for Lenders.

                  In consideration of the covenants contained herein, the parties hereto hereby agree as follows:

                                  I ARTICLE I

                                   DEFINITIONS

                  Definitions. As used herein, the following terms have the following meanings (the following definitions being applicable in both singular and plural forms):


                  "Affiliate" means as to any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.

                  "Agent" means IBJ in its capacity as agent for Lenders hereunder, and its successors in such capacity.

                  "Agent's Funding Office" means the office of Agent (or account maintained by or on behalf of Agent with a depository institution) designated as its funding office on the signature pages of this Agreement or such other office of Agent as Agent may from time to time hereafter designate as its funding office upon notice to Borrower and Lenders.

                  "Agreement" means this Credit Agreement.

                  "Assignee" has the meaning set forth in Section 8.6(c).

                  "Assignment and Acceptance" means an agreement, substantially in the form of Exhibit A, under which an interest of a Lender hereunder is transferred to an Assignee pursuant to Section 8.6(c).

                  "Base Financials" means the consolidated balance sheet of Borrower and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended as of December 29, 1996.

                  "Borrower" means Komag, Incorporated, a Delaware corporation.

                                       1.

                  "Borrowing Date" means the second Business Day following the Closing Date.

                  "Business Day" means any day except a Saturday, Sunday, or other day on which commercial banks in San Francisco or New York are authorized by law to close.

                  "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

                  "Closing Date" means the date this Agreement becomes effective pursuant to Section 3.1.

                  "Compliance Certificate" means a certificate in the form of Exhibit B with such changes as Agent shall approve, together with the schedules to be attached thereto, which schedules shall be in form satisfactory to Agent.

                  "Consolidated Subsidiary" means any corporation or other Person more than 50% of the outstanding voting stock of which shall at the time be owned by Borrower or another Consolidated Subsidiary, excluding from this definition Asahi Komag Co., Ltd., a Japanese corporation.

                  "Consolidated Tangible Net Worth" means the excess of total assets over consolidated liabilities of Borrower and its Consolidated Subsidiaries determined on a consolidated basis, excluding, however from the determination of total assets (i) all intangible assets, including, without limitation, goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense, organization and research and product development costs but excluding deferred income taxes), (ii) treasury stock, (iii) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock, and (iv) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence, and/or amortization of properties and all other reserves or appropriation of retained earnings which, in accordance with GAAP, should be established in connection with the business conducted by the relevant corporation.

                  "Convertible Debt" means Debt subordinated to the Loans on terms reasonably acceptable to the Required Lenders and convertible at the option of Borrower to equity securities of Borrower.

                  "Dastek(M)" means Dastek(M) SDN BHD, a Malaysian corporation.

                  "Credit Documents" means this Agreement, the Notes, and any Assignment and Acceptance.


                                       2.

                  "Debt" means, as applied to any Person, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases which is property classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (A) due more than six months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or similar written instruments, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Dollars" and the sign "$" mean lawful money of the United States of America.

                  "Employee Benefit Plan" means any Pension Plan, any employee welfare benefit plan or any other employee benefit plan which is described in
Section 3(3) of ERISA and which is maintained for employees of Borrower or any ERISA Affiliate of Borrower.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                  "ERISA Affiliate" means, as applied to any Person, any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of
Section 414(b) or (c) of the IRC, but excluding any Subsidiary or other Person that is not a Consolidated Subsidiary.

                  "Event of Default" has the meaning set forth in Section 6.1.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates of overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three federal funds brokers of recognized standing selected by Agent.

                  "Fixed Rate" means a rate of 7.40 percent per annum.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of



                                       3.

Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, as may be in effect from time to time.

                  "IBJ" means The Industrial Bank of Japan, Limited, San Francisco Agency.

                  "Initial Lender" means IBJ.

                  "Initial Loan" means a single loan in the principal amount of $75,000,000 to be made to Borrower by Initial Lender pursuant to Section 2.1.

                  "Interest Payment Date" means the day corresponding to the Borrowing Date in the third month (or, if there is no such corresponding day, then the last day of such month) of each successive three calendar month period after the Borrowing Date.

                  "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

                  "Lender" means (a) Initial Lender and (b) each Assignee which becomes a "Lender" for purposes hereof pursuant to Section 8.6(c).

                  "Lending Office" means, as to each Lender, its office located at its address set forth on the signature pages hereof or in the case of an Assignee, as set forth on the signature pages of the relevant Assignment and Acceptance (or identified on the signature pages hereof or thereof as its Lending Office) or such other office as such Lender may hereafter designate as its Lending Office by notice to Borrower and Agent.

                  "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

                  "Loan" means (a) the Initial Loan and (b) each division (including successive divisions) of the Initial Loan by virtue of an assignment to an Assignee pursuant to Section 8.6(c).

                  "Margin Regulations" means Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Material  Adverse Change" means a material  adverse change in
(a) the financial condition or operations of Borrower and its Consolidated Subsidiaries, taken as a whole, or (b) Borrower's ability to perform its obligations under the Credit Documents, having regard for its other financial obligations. Each determination of whether a Material Adverse Change has occurred shall be made in good faith by the Person or Persons making such determination


                                       4.

and shall take into account all relevant facts and circumstances existing as of the date of determination.

                  "Maturity Date" means March 6, 2002.

                  "Multiemployer  Plan" means "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is maintained for employees of Borrower or any ERISA Affiliate of Borrower.

                  "Note" means a promissory note of Borrower, substantially in the form of Exhibit C, payable to the order of a Lender and evidencing the obligation of Borrower to repay the Loans made to it by such Lender. "Notes" means all of the Notes.

                  "Participant" has the meaning set forth in Section 8.6(b).

                  "Pension  Plan"  means any  employee  plan which is subject to
Section 412 of the IRC and which is maintained for employees of Borrower or any ERISA Affiliate of Borrower, other than a Multiemployer Plan.

                  "Permitted Liens" means (a) any Lien for taxes, assessments, charges, or claims of Borrower either not yet due or being contested in good faith by appropriate proceedings, (b) Liens arising out of judgments or awards against Borrower with respect to which an appeal or other proceeding is being prosecuted in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceedings or which is vacated or discharged within 30 days after the termination of such stay, (c) materialmen's, mechanics', workers', repairmen's, employee's, or other like liens arising in the ordinary course of business for amounts either not yet due or being contested in good faith by appropriate proceedings, (d) Liens granted by Borrower to secure the Loans, (e) liens, deposits, or pledges made to secure statutory obligations, workers' compensation claims, surety or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, lenders contracts (other than for the payment of borrowed money), leases or for purposes of like general nature in the ordinary course of Borrower's business, (f) purchase money security interests for property acquired, conditional sale agreements, or other title retention agreements with respect to property acquired, provided that no such security interest or agreement shall extend to any property other than such after-acquired property and proceeds, (g) refunding, refinancing, or extension of the liens or security interests permitted in the foregoing clause not exceeding the principal amount of indebtedness so refunded, refinanced, or extended at the time of the refunding, refinancing, or extension thereof, and applying only to the same property theretofore subject to such lien or security interest, (h) liens existing on the date hereof and identified in the Schedule of Permitted Liens or incurred with any refunding, refinancing, or extension of any such indebtedness secured by such liens, provided that such refinancing, refunding or extension shall not increase the amount, as of the date of such refinancing, refunding, or extension, secured by any such lien or security interest, (i) other liens
securing   indebtedness,   the



                                       5.

principal amount of which shall not exceed $2,000,000; (j) liens in property of Asahi Komag Co., Ltd., a Japanese corporation; and (k) liens taken by Borrower on its Subsidiaries.

                  "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

                  "Prime Rate" means on any day, the higher of (a) the rate of interest most recently announced by The Industrial Bank of Japan, Limited at its New York branch as its "Prime Rate" ("IBJ Prime Rate") for loans in Dollars in the United States and (b) the Federal Funds Rate plus a margin of 50 basis points. The IBJ Prime Rate is one of The Industrial Bank of Japan, Limited's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. The IBJ Prime Rate is evidenced by the recording thereof after its announcement in such internal publication or publications as The Industrial Bank of Japan, Limited may designate and may not be the lowest of The Industrial Bank of Japan, Limited base rates. Any change in any of the interest rates chargeable hereunder resulting from a change in IBJ Prime Rate shall become effective as of 12:01 a.m. (San Francisco time) on the Business Day on which each change in the IBJ Prime Rate is announced by The Industrial Bank of Japan, Limited: (a) on the Business Day on which each change in the IBJ Prime Rate is announced by The Industrial Bank of Japan, Limited, if such change is announced prior to 11:00 a.m. (San Francisco time) on such day, and (b) on the Business Day following the Domestic Business Day on which each change in the IBJ Prime Rate is announced if such change is announced at or after 11:00 a.m. (San Francisco time) on such day.

                  "Required Lenders" means at any time Lenders having at least 51% of the aggregate unpaid principal amount of the Loans.

                  "Responsible Officer" means Borrower's president and chief financial officer.

                  "Schedule of Permitted Liens" means Schedule 2.

                  "Schedule of Subsidiaries" means Schedule 1.

                  "Subsidiary" means, a corporation or other Person of which at least fifty percent (50%) of the outstanding voting stock or profit interests shall at the time be owned by Borrower or another Subsidiary.

                  "Termination Event" means: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of Borrower or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(1)(2) or 4068(f) of ERISA, or (iii) the filing of a notice of intent to terminate a Pension



                                       6.

Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation (v) any other event or condition which might constitute grounds under ERISA for the termination of, or the appointment by the Pension Benefit Guaranty Corporation of a trustee to administer, any Pension Plan, or (vi) the imposition of a lien pursuant to
Section 412(n) of the Internal Revenue Code.

                  "Transferee" has the meaning set forth in Section 8.6(e).

                  Section 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied, in the case of Borrower, on a consistent basis. When used herein, the term "financial statements" shall include the notes and schedules thereto. Unless otherwise stated, all references to fiscal periods are to those of Borrower.

                  Section 1.3 Computation of Time Periods. In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." Periods of days referred to in this Agreement shall be counted in calendar days unless otherwise stated.

                  Section 1.4 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." References in this Agreement to any "determination," or any matter being "determined," by Agent, Required Lenders, or any Lender as applicable, includes good faith estimates (in the case of quantitative determinations), and good faith beliefs (in the case of qualitative determinations) by the party charged with making such determination and means that any such determination so made shall be conclusive absent manifest error. The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified. Any reference to this Agreement or the other Credit Documents includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

                  Section 1.5 Exhibits and Schedules. All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.

                  Section 1.6 No Presumption Against Any Party. Neither this Agreement nor any other Credit Document nor any uncertainty or ambiguity herein or therein shall be


                                       7.

construed or resolved using any presumption against any party hereto or thereto, whether under any rule of construction or otherwise. On the contrary, this Agreement and the other Credit Documents have been reviewed by each of the parties and their counsel and, in the case of any ambiguity or uncertainty, shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                  Section 1.7 Independence of Provisions. All agreements and covenants hereunder and under the other Credit Documents shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.


                                   ARTICLE II

                                   THE CREDITS

                  Section 2.1 Borrowing. On the Borrowing Date, unless Initial Lender reasonably determines that any applicable condition specified in Section
3.2 has not been satisfied, Initial Lender will make, and Borrower will accept, the Initial Loan by making the amount thereof available to Borrower at the Agent's Funding Office (or elsewhere in accordance with Borrower's instructions) not later than 12:00 noon (California time) on the Borrowing Date.

                  Section 2.2 Maturity of Loans. Borrower shall repay the principal amount of the Loans (such repayment to be applied to the Loans ratably in proportion to their outstanding principal amounts) on the Maturity Date.

                  Section 2.3 Notes.

                           (a) The Loan of each Lender  shall be  evidenced by a
Note payable to the order of such Lender for the account of its Lending Office in an amount equal to the aggregate unpaid principal amount of such Lender's Loan.

                           (b)  Each  Lender,  shall  record,  and  prior to any
transfer by such Lender of its Note shall endorse on the schedules forming a part thereof, if any, appropriate notations to evidence the date, amount, and maturity of each Loan made by such Lender and the date and amount of each payment of principal made by Borrower with respect thereto; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of Borrower hereunder or under the Notes. Each Lender is hereby irrevocably authorized by Borrower so to endorse such Lender's Note, and to attach to and make a part of its Note, a continuation of any such schedule, if any, as and when required.


                                       8.

                  Section 2.4 Interest Rates. Each Loan shall bear interest on the outstanding principal amount thereof at the Fixed Rate. Accrued interest shall be payable on each Interest Payment Date and on the Maturity Date. Any overdue principal on the Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of:
(a) the Fixed Rate and (b) the Prime Rate for such day plus 0.50%. Any overdue interest on the Loan, to the extent permitted by law, shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Fixed Rate.

                  Section 2.5 Fees. Borrower shall pay to Agent for its own account the agency and other fees relating to the facility under this Agreement pursuant to the letter agreement between Borrower and Agent.

                  Section 2.6 Optional Prepayments. Borrower may, upon notice to Agent given as below provided, prepay Loans in whole at any time, or from time to time in part in amounts aggregating $1,000,000 or an integral multiple of $500,000 in excess thereof, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided that any such prepayment shall be accompanied by the funding losses of Lenders under
Section 2.8. Borrower shall give notice to Agent of each prepayment not later than 11:00 a.m. (California time) on the third Business Day prior to the date of prepayment of any Loans, specifying the amount to be prepaid and the date of prepayment. Such notice shall not be revocable by Borrower. Upon receipt of such notice, Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment.

                  Section 2.7 General Provisions as to Payments. Borrower shall make each payment (which payment shall be in Dollars) of principal of, and interest on, the Loans and of fees hereunder, not later than 11:00 a.m. (California time) on the date when due (and any payment received after such time on any day shall not be effective as a payment for the purpose of calculating accrued interest and fees payable under this Agreement until the next succeeding Business Day), in federal or other immediately available funds, to Agent at Agent's Funding Office. Agent will promptly distribute to each Lender its ratable share of each such payment received by Agent for the account of Lenders. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  Section 2.8 Funding Losses. If Borrower makes any payment (whether voluntary, mandatory, accelerated or otherwise) of principal with respect to any Loan, pursuant to Article II or Article VI, or otherwise, on any day other than the Maturity Date, or if Borrower fails to borrow the Initial Loan on the Borrowing Date, Borrower shall reimburse each Lender on demand for any resulting loss or expense incurred by it (or by any existing or prospective Participant in the related Loan), including any loss incurred in obtaining,

                                       9.

liquidating, or employing deposits from third persons or in liquidating the Loans obtained by such Lender in connection with its Loan; provided that such Lender shall have delivered to Borrower a certificate as to the amount of such loss or expense, which certificate shall be presumed correct in the absence of manifest error.

                  Section 2.9 Computation of Interest and Fees. Interest and fees shall be (a) computed on the basis of a year of 365 days, and (b) paid for the actual number of days elapsed (including the first day but excluding the last day).

                  Section 2.10 Maximum Interest Rate. Notwithstanding anything to the contrary contained in this Agreement, Borrower shall not be obligated to pay, and no Lender shall be entitled to charge, collect, receive, reserve, or take interest (it being understood that interest shall be calculated as the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received, or paid) in excess of the maximum non-usurious interest rate, as in effect from time to time, which may be charged, contracted for, reserved, received, or collected by such Lender in connection with this Agreement, the Notes and the other Credit Documents under applicable law. For purposes of this Section, the term "applicable law" means the internal laws of the State of California and, to the extent controlling, laws of the United States of America, but, to the extent, contrary to the express intent of the parties, California law is found to be inapplicable for the purposes of this Section, then "applicable law" also means that law in effect from time to time and applicable to this loan transaction which lawfully permits the charging and collection of the highest permissible, lawful, non-usurious rate of interest on such loan transaction and this Agreement.

                  Section 2.11 Reduced Return. If any Lender shall have determined that any new or additional applicable law, regulation, rule, or regulatory requirement (collectively in this Section "Requirement") regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation of administration thereof, or compliance by such Lender with any new or additional request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of the Commitment and obligations hereunder to a level below that which would have been achieved but for such Requirement, change, or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material (which amount shall be determined by such Lender's reasonable allocation of the aggregate of such reductions resulting from such events), then from time to time, within 30 Business Days after written demand by such Lender, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Notwithstanding the foregoing, no additional compensation will be required from Borrower under this Section if the reason for additional compensation was based solely on such Lender's failure to comply with any existing or new law, treaty, rule, or regulation or requirement. In addition, a Lender shall promptly notify Borrower of any


                                      10.

proposed request for compensation under this Section and shall provide Borrower with reasonable support therefor. Any request by a Lender for additional compensation shall be structured to allocate such additional costs over the term of the credit affected thereby.

                  Section 2.12 Requirements of Law. In the event that any law, regulation, or directive or any change therein or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality:

                  (a) does or shall subject such Lender to any new or additional tax of any kind whatsoever with respect to this Agreement, the Note, or any Loan, or change the basis of taxation of payments to such Lender of principal, commitment fee, non-utilization fee, interest, or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Lender);

                  (b) does or shall impose, modify, or hold applicable any reserve, assessment rate, special deposit, compulsory loan, or other requirement (collectively in this Section, "Requirements") against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender;

                  (c) does or shall impose on Lender any other new or additional condition; and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining its Loans or to reduce any amount receivable thereunder by an amount determined by such Lender, in its sole discretion, to be material (which increase or reduction shall be determined by such Lender's reasonable allocation of the aggregate of such cost increases or reduced amounts receivable resulting from such events), then, in any such case, Borrower shall pay to such Lender, within 30 Business Days of its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable as determined by such Lender with respect to this Agreement. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall notify Borrower of the event by reason of which it has become so entitled. A statement incorporating the calculation as to any additional amounts payable pursuant to the foregoing sentence submitted by any Lender to Borrower shall be conclusive in the absence of manifest error. Notwithstanding the foregoing, no additional compensation will be required from Borrower under this Section if the reason for said additional compensation was based solely on such Lender's failure to comply with any existing or new law, treaty, rule, regulation, or requirement. In addition, a Lender shall promptly notify Borrower of any proposed request for compensation under this Section and shall provide Borrower with reasonable support therefor. Any request by a Lender for additional compensation shall be structured to allocate such additional costs over the term of the credit affected thereby.


                                      11.

                  Section 2.13 Lender Withholding Certificates. Each Lender agrees that it shall deliver to Borrower (with a copy to Agent): (i) on or before the Closing Date either: (A) a statement that it is incorporated in the United States of America, or (B) if it is not so incorporated, two duly completed copies of United States Internal Revenue Service form 1001 or 4224, as appropriate, promulgated pursuant to the IRC, indicating that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes as permitted by the IRC,
(ii) from time to time, such extensions or renewals of such forms (or successor forms) as may reasonably be requested by Borrower but only to the extent such Lender determines that it may properly effect such extensions or renewals under applicable tax treaties, laws, regulations, and directives and (iii) in the event of a transfer of any Loan to a Subsidiary or Affiliate of such Lender, two new duly completed copies of Internal Revenue Service Form 1001 or 4224 (or any successor form), as the case may be, for such Subsidiary or Affiliate. Borrower and Agent shall each be entitled to rely on such forms in its possession until receipt of any revised or successor form pursuant to the preceding sentence.


                                   ARTICLE III

                              CONDITIONS PRECEDENT

                  Section  3.1   Effectiveness.   This  Agreement  shall  become
effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 8.5):


                  (a) Receipt by Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile transmission or other written confirmation from such party of execution of a counterpart hereof by such party);

                  (b) Receipt by Agent, for the account of Initial Lender, of a duly executed Note dated on or before the Closing Date, complying with the provisions of Section 2.3;

                  (c) Receipt by Agent of a fully completed and duly executed Compliance Certificate of Borrower using a "Determination Date" (as therein defined) as of the fiscal quarter ending December 29, 1996; and

                  (d) Receipt by Agent of (i) good standing certificates from the Secretary of State of Delaware and the Secretary of State of California relating to Borrower and (ii) a certificate of the Secretary or Assistant Secretary of Borrower as to the incumbency of the officers of Borrower executing this Agreement and attaching true and correct copies of Borrower's certificate of incorporation, bylaws and resolutions relating to the execution and

                                      12.

delivery of this Agreement and the other Credit Documents, all in form and substance satisfactory to Agent;

Agent shall promptly notify Borrower of the Closing Date, and such notice shall be conclusive and binding on all parties hereto. All documents shall be dated as of a date reasonably near the Closing Date unless otherwise specified or Agent shall otherwise agree.

                  Section  3.2 Borrowing.

                  The obligation of Initial Lender to make the Initial Loan on the Borrowing Date is subject to the performance by Borrower of all of its obligations under this Agreement and to the satisfaction of the following conditions:

                  (a) The fact that, immediately after giving effect to the Initial Loan, no Default shall have occurred and be continuing;

                  (b) The fact that the representations and warranties of Borrower contained in this Agreement shall be true and correct in all material respects on and as of the Borrowing Date both before and after giving effect to the Initial Loan;

                  (c) Receipt by Agent from Borrower of a payment in such amount as Agent may reasonably request on account of expenses incurred by Agent in connection with the negotiation and preparation of the Credit Documents and related matters and for which Agent is entitled to reimbursement pursuant to
Section 8.3; and

                  (d) Receipt by Agent of any fees payable on the Closing Date referenced in Section 2.5.

The acceptance by Borrower of the Initial Loan shall be deemed to be a representation and warranty by Borrower that, on the date of such Loan, and after giving effect thereto, the facts specified in subsections (a) and (b) of this Section 3.2 are true.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Borrower represents and warrants to Agent and each Lender that:

                  Section 4.1 Organization. Borrower is duly organized, validly existing, and in good standing under the laws of the state of its formation. Borrower is also duly authorized, qualified, and licensed in all applicable jurisdictions, and under all applicable laws, regulations, ordinances, or orders of public authorities, to carry on its business in the locations and in the manner presently conducted, to the extent that the failure to do so would not

                                      13.

reasonably be expected to result in a Material Adverse Change. All of the Subsidiaries and Consolidated Subsidiaries of Borrower and the percentage of Borrower's ownership interest therein as of the date of this Agreement are identified on the Schedule of Subsidiaries.


                  Section 4.2 Authorization. The execution, delivery, and performance by Borrower of the Credit Documents, and the obtaining of the Loans hereunder, are within Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) Borrower's certificate of incorporation, by-laws or other organizational documents or (ii) any law or regulation (including Regulations G, T, U, and X) or any contractual restriction binding on or affecting Borrower.

                  Section 4.3 Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (except routine reports required pursuant to the Securities Exchange Act of 1934, as amended (if such act is applicable to Borrower) is required for the due execution, delivery, and performance by Borrower of the Credit Documents.

                  Section 4.4 Validity. The Credit Documents are the binding obligations of Borrower, enforceable in accordance with their respective terms; except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium, or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

                  Section 4.5 Financial Condition. The Base Financials fairly present the financial condition of Borrower and its Consolidated Subsidiaries as at the date thereof and the results of the operations of Borrower and its Consolidated Subsidiaries for the respective periods ended on such date, all in accordance with GAAP, consistently applied. Since January 1, 1997, there has been no material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Borrower and its Consolidated Subsidiaries, taken as a whole.

                  Section 4.6 Litigation. Except as set forth in the Base Financials, there is no pending or, to the best of Borrower's knowledge, threatened, action or proceeding affecting Borrower or any of its Consolidated Subsidiaries before any court, governmental agency, or arbitrator, which would be reasonably likely to result in a Material Adverse Change.

                  Section 4.7 ERISA Plans. Borrower and each of its ERISA Affiliates is in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder wish respect to all Employee Benefit Plans. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan that would reasonably be expected to result in a Material Adverse Change.

                  Section 4.8 Disclosure. No representation or warranty of Borrower contained in this Agreement or any other document, certificate, or written statement furnished


                                      14.

to Agent or any Lender by or on behalf of Borrower for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. To the best of Borrower's knowledge, there is no fact known to Borrower (other than matters of a general economic nature) which materially adversely affects the business, operations, property, assets, or condition (financial or otherwise) of Borrower and its Consolidated Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to Agent for use in connection with the transactions contemplated hereby.

                  Section 4.9 Margin Stock. The aggregate value of all margin stock (as defined in the Margin Regulations) directly or indirectly owned by Borrower and its Consolidated Subsidiaries is less than 25% of the aggregate value of Borrower's assets.

                  Section 4.10 Environmental Matters. Except as set forth in the financial statements delivered on or prior to the date hereof and except for certain claims associated with Great Western Chemical, neither Borrower nor any Consolidated Subsidiary, nor, to the best of their knowledge, any other person, has treated, stored, processed, discharged, spilled, or otherwise disposed of any substance defined as hazardous or toxic by any applicable federal, state, or local law, rule, regulation, order, or directive, or any waste or by-product thereof, at any real property or any other facility owned, leased, or used by
Borrower or any Consolidated Subsidiary, in violation of any applicable statutes, regulations, ordinances, or directives of any governmental authority or court, which violations may result in liability to Borrower or any Consolidated Subsidiary in an amount for all such violations that could reasonably be expected to result in a Material Adverse Change; and the unresolved violations, if any, set forth in the financial statements delivered on or prior to the date hereof will not result in liability to Borrower or any Consolidated Subsidiary in an amount for all such unresolved violations that would reasonably be expected to result in a Material Adverse Change. Except as set forth in the financial statements delivered on or prior to the date hereof, no employee or other person has ever made a claim or demand against Borrower or any Consolidated Subsidiary based on alleged damage to health caused by any such hazardous or toxic substance or by any waste or by-product thereof in an amount that would reasonably be expected to result in a Material Adverse Change; and the unsatisfied claims, if any, or demands against Borrower or any Consolidated Subsidiary set forth in the financial statements delivered on or prior to the date hereof will not result in uninsured liability to Borrower or any Consolidated Subsidiary or any of their respective officers, employees, representatives, agents, or shareholders in an amount that could reasonably be expected to result in a Material Adverse Change for all such unsatisfied claims or demands. Except as set forth in the financial statements delivered on or prior to the date hereof neither Borrower nor any Consolidated Subsidiary has been charged by any governmental authority with improperly using, handling, storing, discharging, or disposing of any such hazardous or toxic substance or waste or by-product thereof or with causing or permitting any pollution of any body of water in an amount that would reasonably be expected to result in a Material Adverse Change; and


                                      15.

the outstanding charges, if any, set forth in the financial statements delivered on or prior to the date hereof will not result in liability to Borrower or any Consolidated Subsidiary or any or their respective officers, employees, representatives, agents, or shareholders in an amount that could reasonably be expected to result in a Material Adverse Change for all such outstanding charges.

                  Section 4.11 Not an Investment Company. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  Section 4.12 Margin Regulations. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of the Margin Regulations).

                  Section 4.13 Events of Default. No Default has occurred or would result from the incurring of obligations by Borrower under this Agreement or any other Credit Document.

                  Section 4.14 Employee Matters. There is no strike or work stoppage in existence or, to the best of Borrower's knowledge, threatened involving Borrower or its Consolidated Subsidiaries that could reasonably be expected to have a Material Adverse Effect.


                                    ARTICLE V

                                    COVENANTS

                  Borrower agrees that, so long as any amount payable hereunder or under any Note remains unpaid:

                  Section 5.1 Information. Borrower will deliver to Agent and each Lender:

                  (a) As soon as available and in any event within 120 days after the end of each fiscal year, an audited consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, of cash flows, and of changes in stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, accompanied by an unqualified report and opinion therein of Ernst & Young or other public accountants of nationally recognized standing;

                  (b) As soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income, cash flows, changes in stockholders' equity for


                                      16.

such fiscal quarter and for the portion of the fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding fiscal quarter and the corresponding portion of the previous fiscal year, all certified (subject to normal year-end audit adjustments) as to fairness of presentation and consistency by a Responsible Officer;

                  (c) Simultaneously with the delivery of each set of financial statements referenced in subsections (a) and (b) of this Section 5.1, a fully completed Compliance Certificate of a Responsible Officer, calculated with respect to such financial statements and setting forth the other information specified by such Compliance Certificate and including all schedules referenced therein;

                  (d) Promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) that Borrower or any of its Subsidiaries shall have filed with the Securities and Exchange Commission;

                  (e) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any (a) Termination Event, or (b) "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA, in connection with any Employee Benefit Plan or any trust created thereunder, a written notice specifying the nature thereof, what action Borrower has taken, is taking, or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation with respect thereto;

                  (f) With reasonable promptness copies of (a) all notices received by Borrower or any of its ERISA Affiliates of the Pension Benefit Guaranty Corporation's intent to terminate any material Pension Plan or to have a trustee appointed to administer any Pension Plan; (b) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each material Pension Plan; and (c) all notices received by Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the material imposition or material amount of withdrawal liability pursuant to
Section 4202 of ERISA;

                  (g) Forthwith upon an executive officer of Borrower learning of the occurrence of any Default, a certificate of a Responsible Officer setting forth the details thereof and the action that Borrower is taking or proposes to take with respect thereto;

                  (h) As soon as reasonably practicable after a Responsible Officer obtains knowledge of the commencement of, or of a threat (with respect to which there is a reasonable possibility of assertion) of the commencement of, an action, suit, or proceeding against Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency, or official in which there is a reasonable possibility of an adverse decision


                                      17.

which would reasonably be expected to result in a Material Adverse Change, or which in any manner questions the validity of any Credit Document or any of the transactions contemplated hereby, information as to the nature of such pending or threatened action, suit, or proceeding; and

                  (i) From time to time, such additional information regarding the business, properties, financial position, results of operations, or prospects of Borrower and its Subsidiaries, as Agent, at the request of any Lender, may reasonably request.

                  Section 5.2 Financial Condition. Borrower will maintain a financial condition for it and its Subsidiaries in compliance with the following:

                  (a) Profitability. Borrower will not permit, on a consolidated after-tax basis, a net loss in more than two consecutive fiscal quarters.

                  (b) Consolidated Tangible Net Worth. Borrower will not permit its Consolidated Tangible Net Worth on a quarterly consolidated basis, to be less than $500,000,000, plus (i) 80% of Borrower's cumulative consolidated net income (without deduction for any losses), adjusted on an annual basis beginning with Borrower's fiscal year ending December 29, 1996, plus (ii) 100% of the net proceeds of equity investments and issues received by Borrower or its
Consolidated Subsidiaries (other than equity investments by Borrower in its Consolidated Subsidiaries or equity investments by Borrower's Consolidated Subsidiaries in Borrower) adjusted on a quarterly basis. For purposes hereof, the minimum Consolidated Tangible Net Worth requirement shall not be increased by equity issued through the exercise of employee stock options and/or employee stock purchase plans and the definition shall be exclusive of any effect of minority interests.

                  (c) Leverage. Borrower will not permit ratio of consolidated total liabilities (excluding Convertible Debt and minority interests in Subsidiaries) to Consolidated Tangible Net Worth at the end of any fiscal quarter to exceed .85 to 1.00.

                  Section 5.3 Corporate Existence, Etc. Borrower shall at all times preserve and keep in full force and effect Borrower's and its Consolidated Subsidiaries' corporate existence and rights and franchises material to Borrower's business and those of each of its Consolidated Subsidiaries; provided that the corporate existence of any such Consolidated Subsidiary may be terminated if such termination is in the best interest of Borrower and is not materially disadvantageous to Lenders.

                  Section 5.4 Payment of Taxes and Claims. Borrower shall pay, and cause each of its Consolidated Subsidiaries (except Dastek(M)) to pay, all taxes, assessments, and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income, or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials, and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets, prior to the time when any penalty or fine


                                      18.

shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

                  Section 5.5 Maintenance of Properties. Borrower shall maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of Borrower and its Consolidated Subsidiaries (except Dastek(M)) and from time to time will make or cause to be made all appropriate repairs, renewals, and replacements thereof. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Consolidated Subsidiaries (except Dastek(M)) against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

                  Section 5.6 Inspection. Borrower shall permit any authorized representatives designated by Agent at the request of Required Lenders to visit and inspect any of the properties of Borrower or any of its Consolidated Subsidiaries (except Dastek(M)), including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances, and accounts with its and their officers and independent public accountants, all at such reasonable times during normal business hours and under Borrower's supervision and as often as may be reasonably  requested.  Any such  additional  information  together  with  other nonpublic information received hereunder shall be held in confidence by the recipients thereof and may not be used for any purpose other than to monitor the creditworthiness of Borrower and its Consolidated Subsidiaries (except Dastek(M)) and shall not be disclosed or disseminated to any other Person for any reason, and the Non-Disclosure Agreement shall apply thereto.

                  Section 5.7 Compliance with Laws, Etc. Borrower shall exercise, and cause each of its Consolidated Subsidiaries to exercise, all due diligence in order to comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including, without limitation, all environmental laws, rules, regulations, and orders, noncompliance with which would result in a Material Adverse Change.

                  Section 5.8 Liens, Etc. Borrower shall not create or suffer to exist, or permit any of its Consolidated Subsidiaries (except Dastek(M)) to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Consolidated Subsidiaries (except Dastek(M)) to assign, any right to receive income, in each case to secure any Debt of any Person other than (i) Liens reflected in the Base Financials or on Schedule of Permitted Liens and (ii) Permitted Liens.


                                      19.

                  Section 5.9 Dividends, Etc. Borrower shall not declare or pay any dividends, purchase or otherwise acquire for value its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such, or permit any of its Consolidated Subsidiaries (except Dastek(M)) to purchase or otherwise acquire for value any stock of Borrower, except that Borrower and/or its Consolidated Subsidiaries (except Dastek(M)) may (i) declare and deliver dividends and distributions payable in its capital stock; and (ii) in any fiscal year declare and pay cash dividends to its stockholders and purchase or otherwise acquire shares of its own outstanding capital stock for cash in an aggregate amount up to 30% of net income after taxes of Borrower and its Consolidated Subsidiaries (except Dastek(M)) for the immediately preceding fiscal year.

                  Section 5.10 Consolidation, Merger, or Acquisition. Regarding Borrower and its Consolidated Subsidiaries (except Dastek(M)), liquidate or dissolve or enter into any consolidation, merger, acquisition, material partnership, material joint venture, syndication, or other combination without Required Lender's prior written consent, which consent will not be unreasonably withheld, except that (a) Borrower may consolidate with, merge into or acquire any other corporation or entity and (b) any corporation or entity may consolidate with or merge into Borrower; provided that, in either case, Borrower shall be the surviving entity of such merger or consolidation, and provided further that, in either case, immediately after the consummation or such
consolidation   or  merger  there  shall  exist  no  condition  or  event  which constitutes a Default. In addition Borrower may purchase any, all or substantially all of the assets of any other Person in connection with acquisitions reasonably related to Borrower's existing lines of business; provided that immediately after the effectiveness of any such acquisition, there shall have occurred and be continuing no Default.

                  Section 5.11 Loans, Investments, and Secondary Liabilities. Borrower shall not make or permit to remain outstanding, or permit any Consolidated Subsidiary (except Dastek(M)) to make or permit to remain outstanding, any loan or advance to, or guaranty, induce or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock, or dividends of, or own, purchase, or acquire any stock, obligations, or securities of or any other interest in, or make any capital contribution to, any other Person, except Borrower and its Consolidated Subsidiaries may:

                         (i) own, purchase,  or acquire certificates of deposit,
time deposits and bankers' acceptances issued by Lender, commercial paper rated Moody's P-2 or better and/or Standard & Poor's A-2 or better, obligations or instruments issued by or guaranteed by an entity designated as Standard & Poor's A-2 or better, or Moody's P-2 or better or the equivalent by a nationally recognized credit agency, municipal bonds, and other governmental and corporate debt obligations rated Standard & Poor's A or better and/or Moody's A2 or better, direct obligations of the United States of America or its agencies, and obligations guaranteed or insured by the United States of America, and any funds investing in any of the foregoing;



                                      20.

                         (ii) acquire and own stock, obligations,  or securities
received in connection with debts created in the ordinary course of business owing to Borrower or a Subsidiary;

                         (iii)  continue to own the  existing  capital  stock of
Borrower's Subsidiaries;

                         (iv)  endorse  negotiable  instruments  for  deposit or
collection or similar transactions in the ordinary course of business;

                         (v)  make  loans,  advances  to,  or  investments  in a
Subsidiary or joint venture in connection with the normal operations of the business of such Subsidiary or joint venture and allow Borrower's Subsidiaries or any joint venture to which it is a party to make or permit to remain outstanding advances from Borrower's Subsidiaries or such joint venture to Borrower;

                         (vi)  make or permit  to  remain  outstanding  loans or
advances to Borrower's Subsidiaries or any joint venture to which it is a party or enter into or permit to remain outstanding guarantees in connection with the obligations of Borrower's Subsidiaries or such joint venture; and

                         (vii)  make or permit to remain  outstanding  (a) loans
and/or advances to Borrowers' officers, stockholders and/or employees, which, in the aggregate, would not exceed $3,000,000 during the term of this Agreement,
(b) loans to Borrower's vendors, in the ordinary course of Borrower's business, which, in the aggregate, do not exceed $5,000,000, (c) progress payments to Borrower's vendors made in the ordinary course of Borrower's business, (d) (i) loans and/or advances for the purpose of purchasing Borrower's shares of stock pursuant to its employee stock purchase or option plans, (ii) advances for salary, travel, and other expenses, advances against commission and other similar advances made to officers or employees in the ordinary course of Borrower's business, and (iii) loans and/or advances to or for the benefit of officers, directors, or employees in connection with litigation and other proceedings involving such persons by virtue of their status as officers, directors, or employees, respectively, and (e) investments under deferred compensation plans for the benefit of the employees of Borrower and its Subsidiaries.

                  Section 5.12 Asset Sales. Borrower shall not convey, sell, lease, transfer, or dispose of (individually, a "Transfer"), or permit any Consolidated Subsidiary (except Dastek(M)) to Transfer, in one transaction or a series of transactions all or any part of its or its Consolidated Subsidiary's (except Dastek(M)) business, property or fixed assets outside the ordinary course of business, whether now owned or hereafter acquired, except that Borrower and its Consolidated Subsidiaries (except Dastek(M)) may make Transfers of business, property or fixed assets in transactions outside the ordinary course of business for consideration which in the aggregate does not exceed, in any fiscal year, 20% of Consolidated


                                      21.

Tangible Net Worth as at the end of the preceding fiscal year of Borrower without the prior written consent of Required Lenders, which consent shall not be unreasonably withheld.


                                   ARTICLE VI

                                    DEFAULTS

                  Section 6.1 Defaults. If one or more of the following events ("Events of Default") shall have occurred and be continuing:


                  (a) Borrower shall fail to pay the principal of any Loan when due, any installment of interest on any Loan outstanding hereunder within 5 Business Days of the date when due or any other amount payable hereunder within 10 Business Days of the date when due; or

                  (b) Any representation or warranty made by Borrower herein or by Borrower (or any of its officers) in connection with the Credit Documents shall prove to have been incorrect in any material respect when made; or

                  (c) Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement or in any and all documents executed in conjunction with this Agreement, which failure continues uncured for more than 30 consecutive days. Notwithstanding the foregoing, any failure of Borrower to perform or observe Sections 5.2, 5.3, 5.8., 5.10 or 5.12 shall constitute an Event of Default without regard to any lapse of time or cure period; or

                  (d) Borrower or any of its Consolidated Subsidiaries (except Dastek(M)) shall, after written demand, fail to pay any principal of or premium or interest on, any Debt in which Borrower may be obligated as either a borrower or guarantor, the aggregate outstanding amount of which is at least $1,000,000 (excluding Debt evidenced by the Notes), when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure shall continue after the applicable grace period, if any is specified in the agreement or instrument relating to such Debt; or

                  (e) (i) Borrower or any of its Consolidated Subsidiaries (except Dastek(M)) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Borrower or any of its Consolidated Subsidiaries (except Dastek(M)) shall make a general assignment for the benefit


                                      22.

of its creditors; or (ii) there shall be commenced against Borrower or any of its Consolidated Subsidiaries (except Dastek(M)) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, or unbonded for a period of 30 days; or (iii) there shall be commenced against Borrower or any of its Consolidated Subsidiaries (except Dastek(M)) any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or (iv) Borrower or any of its Consolidated Subsidiaries (except Dastek(M)) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), and (iii) above; or (v) Borrower or any of its Consolidated Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (f) One judgment or decree shall be entered against Borrower or any of its Consolidated Subsidiaries (except Dastek(M)) involving a liability (not paid or 75% covered by insurance or the third party indemnity of a solvent indemnitor) equal to or greater than $5,000,000 or one or more judgments or decrees shall be entered against Borrower or any of its Consolidated Subsidiaries (except Dastek(M)) involving in the aggregate a liability (not paid or 75% covered by insurance or the third party indemnity of a solvent indemnitor) equal to or greater than $10,000,000 and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (g) (i) Borrower or any of its ERISA Affiliates fails to make full payment when due of all material amounts which, under the provisions of any Pension Plan or Section 412 of the IRC, Borrower or any of its ERISA Affiliates is required to pay as contributions thereto;

                         (i) any material  accumulated funding deficiency occurs
or exists, whether or not waived, with respect to any Pension Plan;

                         (ii) the excess of the  actuarial  present value of all
benefit liabilities under all material Pension Plans over the fair market value of the assets of such Pension Plans (excluding on such computation Pension Plans with assets greater than benefit liabilities) allocable to such benefit liabilities are greater than 5% of Consolidated Tangible Net Worth;

                         (iii)  Borrower or any of its ERISA  Affiliates  enters
into any transaction which has as its principal purpose the evasion of liability under Subtitle D of Title IV of ERISA;

                         (iv)  (A)  Any  material  Pension  Plan  maintained  by
Borrower or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA, or (B) a trustee shall be appointed by an appropriate United States district court to administer


                                      23.

any material Pension Plan, or (C) the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any material Pension Plan or to appoint a trustee to administer any Pension Plan, or (D) Borrower or any of its ERISA Affiliates shall withdraw (under Section 4063 of ERISA) from any material Pension Plan, if as of the date of the event listed in subclauses (A)-(C) above or any subsequent date, either Borrower or its ERISA Affiliates has any material liability (such liability to include, without limitation, any material liability to the Pension Benefit Guaranty Corporation, or any successor thereto, or to any other party under Sections 4062, 4063, or 4064 of ERISA or any other provision of law) resulting from or otherwise associated with the events listed in subclauses (A)-(C) above;

                         (v) As used  in this  subsection  6.1(g)(vi)  the  term
"accumulated funding deficiency" has the meaning specified in Section 412 of the IRC and the terms "actuarial present value" and "benefit liabilities" have the meanings specified in Section 4001 of ERISA; or

                  (h) There shall be instituted against Borrower, or any of its Consolidated Subsidiaries (except Dastek(M)), any proceeding for which forfeiture (not paid or 75% covered by insurance or the third party indemnity of a solvent indemnitor) of any property equal to or greater than $5,000,000 is a potential penalty and such proceeding shall not have been vacated or discharged within 30 days of its institution;

then, and in every such event, Agent shall, if requested by Required Lenders, by notice to Borrower, declare the Loans (together with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Credit Documents to be, and such Loans and amounts shall thereupon become, immediately due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate, or other notice of any kind, all of which are hereby waived by Borrower, provided that in the case of any of the Events of Default specified in subsection (e) of this Section 6.1 with respect to Borrower, without any notice to Borrower or any other act by Agent or Lenders, the Loans (together with accrued interest thereon) and all other amounts payable by Borrower hereunder shall become immediately due and payable without presentment, demand, protest, notice of acceleration, notice of intent to accelerate, or other notice of any kind, all of which are hereby waived by Borrower.

                  Section 6.2 Notice of Default. Agent shall give notice to Borrower under Section 6.1(a) or 6.1(c) promptly upon being requested to do so by any Lender and shall thereupon notify all Lenders thereof.


                                      24.

                                   ARTICLE VII

                                AGENT AND LENDERS

                  Section 7.1 Appointment and Authorization. Each Lender irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to it by the terms thereof, together with all such powers as are reasonably incidental thereto.

                  Section 7.2 Agent and Affiliates. IBJ shall have the same rights and powers under the Credit Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Agent; and the term "Lenders" shall include IBJ in its individual capacity. IBJ and its Affiliates may accept deposits from, lend money to, act as agent or trustee for other lenders to, and generally engage in any kind of banking, trust or other business with Borrower or any of its Affiliates as if it were not Agent.

                  Section 7.3 Action by Agent. The obligations of Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, (a) Agent shall not be required to take any action with respect to any Default, except as expressly provided in the Credit Documents, and (b) with respect to any provision of any Credit Document which authorizes Agent to give any consent or approval, impose any requirement or take any other discretionary action, Agent may, but is not required to, use its own discretion in determining whether to take any such action, and (c) as to
(i) matters requiring or permitting an approval, consent, waiver, election or other action by Required Lenders, (ii) matters as to which, notwithstanding any delegation of authority to Agent, Agent has requested instructions from Required Lenders, and (iii) matters not expressly provided for by the Credit Documents, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting only (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders, and such instructions shall be binding upon all Lenders; provided that Agent shall not be required to take any action which in the good faith judgment of Agent would expose Agent to personal liability or is contrary to any Credit Document or applicable law. Agent may treat each existing Lender as the holder of the right to payment of its outstanding Loans until Agent receives and accepts an Assignment and Acceptance signed by such Lender and its Assignee in accordance with the provisions of this Agreement.

                  Section 7.4 Consultation with Experts. Agent may consult with legal counsel (including counsel to Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants, or experts.

                  Section 7.5 Liability of Agent. Neither Agent nor any director, officer, agent, or employee of Agent shall be liable to any Lender for any action taken or not taken by it in connection with the Credit Documents (a) with the consent or at the request of


                                      25.

Required Lenders or (b) in the absence of its own gross negligence or willful misconduct. Neither Agent nor any director, officer, agent, or employee of Agent shall be responsible for or have any duty to ascertain, inquire into, or verify:
(i) any statement, warranty, or representation made in connection with the Credit Documents or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of Borrower in the Credit Documents; (iii) the satisfaction of any condition specified in Article III; or (iv) the validity, effectiveness, or genuineness of any Credit Document or any other instrument or writing furnished in connection therewith. Agent shall not incur any liability by acting in reliance upon any notice or any consent, certificate, statement, or other writing (which may be a bank wire, telex, or similar writing) believed by it to be genuine or to have been given or be signed by the proper party or parties.

                  Section 7.6 Indemnification. Each Lender shall, ratably in accordance with its Loans, indemnify Agent (to the extent not reimbursed by Borrower) against any cost, expense (including counsel fees and disbursements and allocated costs for in-house legal services), claim, demand, action, loss, or liability (except such as result from Agent's gross negligence or willful misconduct) that Agent may suffer or incur, or which may be asserted against Agent, directly or indirectly arising out of or in connection with the Credit Documents or any action taken or omitted by Agent thereunder or incidental thereto.

                  Section 7.7 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Credit Documents.

                  Section 7.8 Successor  Agent.  Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Upon any such resignation, Borrower shall have the right, with the consent of Required Lenders (which consent shall not be unreasonably withheld), to appoint a successor Agent. If no successor Agent shall have been so appointed by Borrower with the consent of Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may appoint a successor Agent which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Credit Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.


                                      26.

                  Section 7.9 Collateral. Each of Lenders represents to Agent and each other Lender that it in good faith is not relying upon any "margin stock" (as defined in the Margin Regulations) as collateral in the extension or maintenance of any Loan.

                  Section 7.10 Agent/Borrower Relationship. The protective provisions set forth in Article VII relating to the Agent are intended to govern the relationship between the Agent and the Lenders and shall not be interpreted to decrease or increase the liability of the Agent as concerns its relationship with Borrower.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 Notices. All notices, requests, and other communications to any party under this Agreement shall be in writing and shall be given to such party at its address or telex or facsimile number set forth on the signature pages hereof (or in the case of an Assignee as set forth on the signature pages of the relevant Assignment and Acceptance) or such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to Agent and Borrower. Each such notice, request or other communication shall be effective: (a) if given by telex or facsimile, when such telex or facsimile is transmitted to the telex or facsimile number, as applicable, specified in this Section and, in the case of telexes, the appropriate answer back is received and, in the case of facsimiles, the party sending the facsimile has telephonically confirmed its receipt, (b) if given by registered or certified mail, return receipt requested, 72 hours after such communication is deposited in the mails with postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section 8.1; provided that any communications to Agent under
Article II (including any communication required in order to ascertain the applicable rates of interest thereunder) shall not be effective until received by Agent. In the event of any conflict between any oral communication to Agent and the written confirmation thereof, such oral communication shall control if Agent has acted thereon prior to actual receipt of such written confirmation.


                  Section 8.2 No Waivers; Rights and Remedies Cumulative. No failure or delay by Agent or any Lender in exercising any right, power, or privilege under any Credit Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided in the Credit Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

                  Section 8.3 Expenses and Indemnity.

                  (a) Borrower agrees to pay, within 30 days of demand therefor (but on demand if there shall then exist any Event of Default), all costs and expenses (i) of Agent


                                      27.

(including   reasonable  and  documented  attorneys'  fees  and  reasonable  and documented costs of in-house counsel and staff) in connection with the preparation, amendment, or modification of the Credit Documents, and (ii) of Agent or any Lender in connection with the enforcement (including, without limitation, in appellate, bankruptcy, insolvency, liquidation, reorganization, moratorium, or other similar proceedings) or restructuring of the Credit Documents; provided that Borrower's obligation to reimburse Agent for such attorneys' fees in connection with the preparation of the Credit Documents shall be limited to $15,000; provided, further, that Agent and Lenders shall use their best efforts to utilize the same legal firm to represent them with regard to Borrower's obligations hereunder.

                  (b) Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Agent and Lenders, and the shareholders, officers, directors, employees, and agents of Agent and Lenders, harmless from and against any and all claims, liabilities, losses, damages, costs, and expenses (whether or not any of the foregoing Persons is a party to any litigation), including, without limitation, reasonable attorneys' fees and costs (including, without limitation, the reasonable estimate of the allocated cost of in-house legal counsel and staff) and costs of investigation, document production, attendance at a deposition, or other discovery, with respect to or arising out of any proposed acquisition by Borrower or any of its Consolidated Subsidiaries of any Person or any securities (including a self-tender), this Agreement or any use of proceeds hereunder, or any claim, demand, action or cause of action being asserted against Borrower or any of its Consolidated Subsidiaries (collectively, the "Indemnified Liabilities"), provided that Borrower shall have no obligation hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Persons. If any claim is made, or any action, suit or proceeding is brought, against any Person indemnified pursuant to this Section, the indemnified Person shall notify Borrower of such claim or of the commencement of such action, suit or proceeding, and Borrower will assume the defense of such action, suit or proceeding, employing counsel selected by Borrower and reasonably satisfactory to the indemnified Person, and pay the fees and expenses of such counsel. This covenant shall survive termination of this Agreement and payment of any outstanding Notes.

                  Section 8.4 Offset; Sharing of Recoveries.

                  (a) Upon the occurrence and during the continuance of any Event of Default, each Lender, upon prior notice to Agent and all other Lenders and only with the consent of Required Lenders, is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provision or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Borrower against an equivalent amount of Loans, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify Borrower and Agent after any such set-off and application is made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 8.4(a) are in addition to other rights


                                      28.

and remedies (including, without limitation, other rights of set-off) which such Lender may have. Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in any Lender's Loans, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of Borrower in the amount of such participation, and any such participant by so exercising such rights agrees to be bound by the provisions of
Section 8.4(b).

                  (b) Except for a prepayment  received by a Lender  pursuant to
Section 8.5(b), each Lender agrees that if it shall, by exercising any right of set-off, counterclaim, security interest, or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loans by it which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to Loans by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in Loans by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to Loans by Lenders shall be shared by Lenders pro rata; provided that (i) if all or any portion of such payment is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest, and (ii) nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of Borrower other than the Loans.

                  (c) From and after the first to occur of (x) any acceleration of maturity of the Notes pursuant to Section 6.1 or (y) the Maturity Date, and so long as any Loan remains outstanding, sums received by Agent for application to any Loan (and whether received by voluntary payment, set-off, disposition of collateral or otherwise) shall be applied by Agent in the following order: (i) to costs and expenses and other amounts payable to Agent pursuant to the Credit Documents, (ii) to interest on the Loans, (iii) to the Loans, and (iv) to the other obligations in such order as Required Lenders and Agent shall agree.

                  Section 8.5 Amendments and Waivers.

                  (a) Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Agent with the consent of Required Lenders, whereupon such amendment or waiver shall be binding on all Lenders; provided that no such amendment or waiver shall, unless consented to by Agent and all Lenders, (i) reduce the principal of or rate of interest on any Loan or any fees hereunder (other than fees payable solely to Agent in which case only the consent of Agent shall be required), (ii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, or (iii) change the definition of "Required Lenders" or otherwise change the number of Lenders which shall be required for Lenders or any of them to take any action under this Section 8.5 or any other provision of the Credit Documents. No


                                      29.

amendment of the duties of Agent hereunder, or of the immunities, indemnities, and protections afforded to Agent by Article VII, shall be made without the consent of Agent.

                  (b) If Borrower requests a modification of the type specified in clauses (i) through (iii) of subsection (a) above (a "Modification Request") and any Lender (other than IBJ) or Participant refuses to agree to such modification (a "Nonaccepting Entity"), Agent shall use good faith efforts to secure a substitute Lender or participant acceptable to Borrower and Agent and willing to accept such modification as a replacement for the Nonaccepting Entity (an "Accepting Entity") and, if Agent shall be unable to secure an Accepting Entity within 50 days from Agent's receipt from Borrower of the related Modification Request, then Borrower may, at its option so long as no Event of Default would result therefrom, prepay all but not less than all of the Loan or participation interest of such Nonaccepting Entity (A) without obtaining the consent of any Person if the principal amount of such Loan or participation interest is less than $25,000,000 and (B) with the consent of the Required Lenders (for the purpose of determining such Required Lenders such Loan or participation interest of such Nonaccepting Entity shall not be included) if the principal amount of such Loan or participation interest is greater than
$25,000,000; incident to such prepayment, Borrower shall pay to such Nonaccepting Entity the outstanding principal amount of such Nonaccepting Entity's Loan or participation interest, accrued interest thereon to the date of prepayment, amounts to which such Nonaccepting Entity is entitled pursuant to
Section 2.8 by reason of such prepayment, and all the amounts then owing hereunder by Borrower to such Nonaccepting Entity. Upon any such prepayment, Borrower shall give Agent and Lenders immediate notice thereof.

                  Section 8.6 Successors and Assigns; Participations.

                  (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except (i) that Borrower may not assign or transfer any of its rights or obligations under this Agreement or any other Credit Document without the consent of all Lenders and (ii) no Lender may assign or transfer any of its rights or obligations under this Agreement, except to the extent permitted by this Section 8.6.

                  (b)  Any   Lender  may  at  any  time  sell  to  one  or  more
institutional lenders (each a "Participant") proportionate participating interests in all Loans owing to such Lender, the Note held by such Lender, and in any other interest of such Lender hereunder; provided that no participating interest may be sold by a Lender pursuant to this subsection (b): (w) to any Participant that is not then a Participant or Lender without the consent of Borrower and Agent, (which consent may not be unreasonably withheld), (x) if after giving effect thereto, the Loan of such Lender which is held for its own account (and not on behalf of participating interests) would be less than $15,000,000, (y) if such participating interest is equivalent to a Loan of less than $15,000,000, or (z) on a basis which permits the Participant to grant subparticipations with respect to or to otherwise transfer less than all of its participating interest to any Person. In the event of any such sale by a Lender of a participating interest to


                                      30.

a Participant, such Lender's obligations under this Agreement and the other Credit Documents shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall otherwise remain the holder of any such Note for all purposes under this Agreement, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. Subject to the provisions of this Section 8.6(b), each Lender shall be entitled to obtain (on behalf of the Participants) the benefits of Sections 2.8, 2.11 and 2.12 with respect to all participations in its Loans outstanding from time to time. No Lender shall grant any participation under which the Participant shall have rights to approve (or shall require the consent of such Participant before such Lender may approve) any amendment to or waiver of this Agreement or the other Credit Documents or the extension of any date on which any principal, interest or other sums payable hereunder are due, except to the extent such amendment or waiver: (i) reduces the rate of interest on any Loan, (ii) reduces the amount of principal payable on any Loan or (iii) extends the Maturity Date. Not less than five Business Days after the grant of any participating interest to a Participant, the Lender granting such interest shall notify Agent and Borrower of the name of the Participant and of the nature and extent of the participating interest granted to such Participant.

                  (c) Any Lender may at any time sell to one or more institutional lenders (each an "Assignee") all, or a proportionate part (equivalent to a Loan of not less than $15,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance executed by such Assignee and such transferor Lender; provided that no interest may be sold by a Lender pursuant to this subsection (c) to any Assignee that is not then a Lender without the consent of Borrower and Agent, (which consent may not be unreasonably withheld); and provided further that no interest less than all of such Lender's interest may be sold by a Lender pursuant to this subsection (c) if, after giving effect thereto, such Lender's Loan would be less than $15,000,000. Upon (i) such execution of such Assignment and Acceptance,
(ii) delivery by the transferor Lender of an executed copy thereof, together with notice that the payment referred to in clause (iii) below shall have been made, to Borrower, Agent and each Lender, and (iii) payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement and the other Credit Documents to the same extent as if it were an original party hereto with a Loan in the amount set forth in such Assignment and Acceptance, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by Borrower, Lenders or Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this subsection (c) the transferor Lender, Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to such Assignee and, to the extent it remains a Lender hereunder, such transferor Lender, and upon the issuance of such new Note(s), such transferor Lender shall surrender the existing Note held by it.


                                      31.

                  (d) Any Lender may at any time pledge or assign all or any part of (or a proportionate participating interest in) such Lender's rights under the Credit Documents to any Federal Reserve Bank in accordance with applicable law.

                  (e) Borrower authorizes each Lender to disclose to any Participant or Assignee (a "Transferee") and any prospective Transferee, any and all financial information in such Lender's possession concerning Borrower which has been delivered to such Lender by Borrower pursuant to this Agreement or which has been delivered to such Lender by Borrower in connection with such Lender's credit evaluation prior to entering into this Agreement, provided that such Transferee or prospective Transferee has first agreed to be bound by the provisions of Section 8.10 and executed the required Confidentiality Letter.

                  (f) If pursuant to subsection (c) of this Section 8.6, any interest in this Agreement or any Note is transferred to any Assignee which is organized under the laws of any jurisdiction other than the United States of America or any State thereof, the transferor Lender shall cause such Assignee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, Agent, and Borrower) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrower, or the transferor Lender with respect to any payments to be made to such Assignee in respect of the Loans, (ii) to furnish to each of the transferor Lender, Agent, and Borrower two duly completed copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, Agent, and Borrower) to provide the transferor Lender, Agent, and Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

                  (g) No Transferee (including for this purpose a different Lending Office of a Lender) shall be entitled to receive any greater payment under Sections 2.11 and 2.12 than the transferor Lender would have been entitled to receive with respect to the rights transferred, unless such assignment or participation is made with the prior written consent of Borrower.

                  Section 8.7 Obligations of Lenders are Several. The obligations of each Lender under this Agreement are several. Neither Agent nor any Lender shall be liable for the failure of any other Lender to perform its obligations under this Agreement.

                  Section 8.8 Governing Law; Jurisdiction and Venue.

                  (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY SET


                                      32.

FORTH THEREIN) SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF CALIFORNIA AND THE VALIDITY, CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  (b) JURISDICTION AND VENUE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE CITY OF AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, OR, AT THE SOLE OPTION OF AGENT OR REQUIRED LENDERS, IN ANY OTHER COURT IN WHICH AGENT OR REQUIRED LENDERS SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS JURISDICTION OVER THE SUBJECT MATTER AND PARTIES IN CONTROVERSY. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SUBSECTION (b) AND STIPULATE THAT THE STATE AND FEDERAL COURTS LOCATED IN THE CITY OF AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE OTHER CREDIT DOCUMENTS. TO THE MAXIMUM EXTENT PERMITTED BY LAW, SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST BORROWER MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 8.1.

                  Section 8.9 Counterparts; Facsimile Signatures. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

                  Section  8.10  Confidentiality.  Agent  and  each  of  Lenders
(including any Assignee and Participant) agree to keep confidential any information relating to Borrower in accordance with the provisions of Borrower's standard Confidentiality Letter in substantially


                                      33.

the form attached as Exhibit D hereto and such Person shall execute and deliver to Borrower a copy of such Confidentiality Letter at the time it enters (directly or indirectly) into a lending relationship with Borrower.

                  Section 8.11 Entire Agreement. This Agreement and the other Credit Documents (a) integrate all the terms and conditions set forth in or incidental to the Credit Documents, (b) supersede all oral negotiations and prior writings with respect to the subject matter hereof, and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in the Credit Documents and as the complete and exclusive statement of the terms agreed to by the parties. In the event of any conflict between the terms, conditions and provisions of this Agreement and any other Credit Document, the terms, conditions and provisions of this Agreement shall prevail.


                                      34.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

BORROWER:                KOMAG, INCORPORATED,
                         a Delaware corporation


                         By ___________________________

                         Title: _______________________


                         Address for Notices:

                         Attn: Treasurer
                         275 South Hillview Drive
                         Milpitas, California 95035

                         Telephone: (408) 957-4217
                         Facsimile: (408) 956-1104



                                      35.

AGENT:                   THE INDUSTRIAL BANK OF JAPAN,
                         LIMITED, SAN FRANCISCO AGENCY,
                         as Agent for Lenders


                         By ___________________________

                         Title: _______________________


                         Address for Notices:

                         Attn: Jeanette O'Donnell
                         555 California Street, Suite 3110
                         San Francisco, CA 94104

                         Telephone: (415) 693-1831
                         Facsimile: (415) 982-1917


                         Agent's Funding Office:

        Bank:            Bank of America NT&SA
                         International Deposit Services 6561
                         1850 Gateway Boulevard
                         Concord, CA 94520

        Account:         The Industrial Bank of Japan, Limited
                         Los Angeles Agency

        Account No.      62906-14014
                         "For Credit to IBJ SFA, A/C 2601-22011"



                                      36.

                                   SCHEDULE 2

                          SCHEDULE OF PERMITTED LIENS

1.  Purchase money security interests in equipment; and

2.  UCC filings evidencing leased equipment.

                                   SCHEDULE 1

                            SCHEDULE OF SUBSIDIARIES

                                                            Percentage of the
                                                           Borrower's Ownership
                                                           --------------------

1.  Komag Material Technology, Inc.                                80%

2.  Komag Technology Partners                                      50%

3.  Asahi Komag Co., Ltd.                                           0%*

4.  Komag Bermuda Ltd.                                            100%

5.  Komag Overseas Ltd.                                           100%

6.  Komag USA (Malaysia) Sdn                                        0%**

7.  Dastek Holding Company                                         60%

8.  Dastek (M) SDN BHD                                              0%**

9.  Asahi Komag (Thailand) Co., Ltd.                                0%****

10. Komag (Barbados) Ltd.                                         100%

* The Borrower owns 50% of Komag Technology Partners, which owns 100% of Asahi Komag Co., Ltd.

** Komag Bermuda Ltd. (97%) and Komag Overseas Ltd. (3%) own 100% of Komag USA (Malaysia) Sdn.

***      Dastek Holding Company owns 100% of Dastek (M) SDN BHD.

****     Asahi Komag Co., Ltd. owns 100% of Asahi Komag (Thailand) Co., Ltd.